UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 31, 2023
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Applied Bank Blvd, Suite 300, Glen Mills, Pennsylvania 19342
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Mr. Kevin M. Stein as Director
On July 31, 2023, the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (“Axalta” or the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), approved an increase in its size from nine to ten members and the appointment of Mr. Kevin M. Stein to fill the newly-created vacancy, such increase and appointment to be effective as of September 1, 2023. Mr. Stein’s term as a director will continue until Axalta’s 2024 Annual General Meeting of Members or until his successor is elected or appointed or his office is otherwise vacated.
Mr. Stein has also been appointed to each of the Nominating Committee and the Environment, Health, Safety and Sustainability Committee of the Board, effective concurrently with the effectiveness of his Board appointment. Prior to his appointment, the Board concluded that Mr. Stein satisfies all of the applicable independence requirements of Axalta, the New York Stock Exchange and the U.S. Securities and Exchange Commission (the “SEC”) applicable to directors. Mr. Stein currently serves as the President and Chief Executive Officer of TransDigm Group Incorporated, a leading global designer, producer and supplier of highly engineered aircraft components, where he also serves on the board of directors.
Upon the effectiveness of his appointment to the Board, Mr. Stein will be entitled to participate in Axalta’s standard non-employee director compensation program (as described in Axalta’s proxy statement filed with the SEC on April 25, 2023 (File No. 001-36733)), with cash retainers prorated for partial service in the quarter. In particular, Mr. Stein will receive the annual non-employee director grant of restricted stock units (“RSUs”) on September 1, 2023, but prorated based on the number of days he is expected to serve in 2023, and with the RSUs vesting 100% on the first anniversary of the grant date.
There are no arrangements or understandings between Mr. Stein and any other persons pursuant to which Mr. Stein was selected as a director. There are no transactions involving Mr. Stein that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On July 31, 2023, Axalta issued a press release announcing the appointment of Mr. Stein to the Board. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits

Exhibit No.	Description

99	Press Release dated July 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	July 31, 2023	By:	/s/ Brian A. Berube
Brian A. Berube
Senior Vice President, General Counsel & Corporate Secretary